REXEL, INC.
        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                    (000's Omitted, Except Per Share Amounts)


                                                              NINE MONTHS ENDED              THREE MONTHS ENDED
                                                                 SEPTEMBER 30,                  SEPTEMBER 30,
                                                            ----------------------         ----------------------
                                                             1996           1995            1996            1995
                                                            -------        -------         ------          ------
      Income Applicable To Primary Common And Common
          Equivalent Shares
            Income From Continuing Operations               $20,699        $14,879          7,522           5,707
            Extraordinary Charge                                  0          1,542              0           1,542
                                                            -------        -------         ------          ------
            Net Income                                      $20,699        $13,337         $7,522          $4,165
                                                            =======        =======         ======          ======
      Income Applicable To Fully Diluted
         Common And Common Equivalent Shares
            Income From Continuing Operations               $20,699        $14,879         $7,522          $5,707
            Interest Reduction, Net of Taxes,
              Upon Conversion Of Convertible
              Subordinated Debentures                             0          1,182              0             202
                                                            -------        -------         ------          ------
            Income From Continuing Operations                20,699         16,061          7,522           5,909
            Extraordinary Charge                                  0          1,542              0           1,542
                                                            -------        -------         ------          ------
            Net Income                                      $20,699        $14,519         $7,522          $4,367
                                                            =======        =======         ======          ======
      Primary Shares:
         Weighted Average Number Of Common Shares And
           Common Share Equivalents Outstanding During
           The Period:
             Common (Net Of Treasury Shares)                 25,657         24,368         25,666          24,875
              Options                                           329            199            292             325
                                                            -------        -------         ------          ------
              Total                                          25,986         24,567         25,958          25,200
                                                            =======        =======         ======          ======
      Fully Diluted Shares:
         Weighted Average Number Of Common Shares And
           Common Share Equivalents Outstanding During
           The Period:
             Common (Net Of Treasury Shares)                 25,657         24,368         25,666          24,875
              Options                                           329            199            292             325
              Conversion Of Subordinated Debentures               0          4,354              0           2,612
                                                            -------        -------         ------          ------
              Total                                          25,986         28,921         25,958          27,812
                                                            =======        =======         ======          ======


                                                                   Exhibit 11.1
                                                                   ------------
                                                                   (continued)

                                   REXEL, INC.
        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                    (000's Omitted, Except Per Share Amounts)

                                                              NINE MONTHS ENDED              THREE MONTHS ENDED
                                                                 SEPTEMBER 30,                  SEPTEMBER 30,
                                                            ---------------------         ----------------------
                                                             1996           1995           1996            1995
                                                            ------         ------         ------          ------
      Income Per Common Share
            Primary
               Income From Continuing Operations             $0.80          $0.61          $0.29           $0.23
               Extraordinary Charge                              0          (0.06)             0           (0.06)
                                                            ------         ------         ------          ------
               Net Income                                    $0.80          $0.55          $0.29           $0.17
                                                            ======         ======         ======          ======

            Fully Diluted
               Income From Continuing Operations             $0.80          $0.56          $0.29           $0.22
               Extraordinary Charge                              0          (0.06)             0           (0.06)
                                                            ------        -------         ------          ------
               Net Income                                    $0.80          $0.50          $0.29           $0.16
                                                            ======        =======         ======          ======
